UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report:	February 27, 2007
(Date of earliest event reported):	February 22, 2007

Commission File No. 0-20709

D&E COMMUNICATIONS, INC.

(Exact name of Registrant as specified in its Charter)

Pennsylvania	23-2837108
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)
124 East Main Street P.O. Box 458 Ephrata, PA 17522-0458	17522
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 717-733-4101

Former name or former address, if changed since last Report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

       Written communications pursuant to Rule 425 under the Securities Act

       Soliciting material pursuant to Rule 14a-12 under the Exchange Act

       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

       Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.03:  Amendments to Articles of Incorporation or Bylaws

On February 22, 2007, D&E Communications (the “Company”) adopted a bylaws amendment which provides a notice period for shareholder nominations of directors and submission of shareholder proposals which the Company believes provides more adequate time for the Company to assess and evaluate such proposals in a thoughtful and responsible manner.  Under new sections 1.11.3.2 and 2.1.6.1 of the bylaws, shareholders must give written notice of shareholder proposals and director nominations, respectively, to the Company’s secretary, and the notice must be received at the principal executive offices of the Company not less than 120 days prior to the anniversary date of the immediately preceding annual meeting.  This provision will first be applicable to shareholder proposals and nominations to be made with respect to the 2008 annual meeting of the Company’s shareholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 27, 2007	D&E COMMUNICATIONS, INC. By: __/s/ W. Garth Sprecher_____________ W. Garth Sprecher Senior Vice President and Secretary

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